Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Southern California Edison Company or its Agent for registration or transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR
OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasumch as the registered owner hereof, Cede & Co., has an interest herein.

                                            SOUTHERN CALIFORNIA EDISON COMPANY
                                First and Refunding Mortgage Bonds, Series 2003B, Due 2007

No. R-1                                                                $_______________
                                                                       CUSIP NO. ______
                                                                       ISIN No. _______

         SOUTHERN CALIFORNIA EDISON COMPANY, a corporation organized and existing under and by virtue of the laws of the
State of California (hereinafter called the "Company"), for value received, hereby promises to pay to Cede & Co., the registered owner hereof, the principal sum of $__________ on February 15, 2007, and to pay interest on the unpaid principal amount hereof to the registered owner hereof from _________, 2003, until said principal sum shall be paid, at the rate of 8.00% per annum, payable semiannually on February 15 and August 15 in each year.  Such interest shall be paid to the person in whose name this Bond is registered at the close of business on the February 1 preceding such February 15 and the August 1 preceding such August 15, whether or not a business day.

         The principal of and interest on this Bond are payable at the offices of BNY Midwest Trust Company, as Agent for
The Bank of New York, Trustee, in Chicago, Illinois, or at such other agency or agencies as may be designated by the
Company, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

         This Bond is one of a series, designated as "Series 2003B, Due 2007," of a duly authorized issue of bonds of the
Company, known as its "First and Refunding Mortgage Bonds," issued and to be issued in one or more series under and all equally and ratably secured by a Trust Indenture dated as of October 1, 1923, and indentures supplemental thereto, including the Ninety-Ninth Supplemental Indenture, dated as of ___________, 2003, which have been duly executed, acknowledged and delivered by the Company to The Bank of New York and D. G. Donovan, or one of their predecessors, as
Trustees, to which original indenture and indentures supplemental thereto (collectively, the "Trust Indenture") reference is hereby made for a description of the property, rights and franchises thereby mortgaged and pledged, the nature and extent of the security thereby created, the rights of the holders of this Bond and of the Trustees in respect of such security, and the terms, restrictions and conditions upon which the bonds are issued and secured.

         This Bond may be redeemed, in whole or in part, at the option of the Company, at any time prior to its maturity, after notice given by first class mail, postage prepaid, to the registered owner hereof at the last address shown on the registry books of the Company, by the Company or The Bank of New York, Trustee, at least 30 days, but not more than 60 days, before the date fixed for redemption, at a redemption price equal to the greater of (1) the principal amount redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the portion of this Bond being redeemed, discounted to the date fixed for redemption on a semi-annual basis (assuming a
360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below) plus 50 basis points, plus in each case accrued and unpaid interest to the date fixed for redemption.

         "Treasury Yield" means, for any date fixed for redemption, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue
(expressed as a percentage of its principal amount) equal to the Comparable Treasury Price (as defined below) for the date fixed for redemption.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment
Banker (as defined below) as having a maturity comparable to the remaining term to stated maturity of this Bond that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Bond.

         "Comparable Treasury Price" means, for any date fixed for redemption, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding the date fixed for redemption, as set forth in the daily statistical release (or any successor release)
published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government
Securities" or (2) if that release (or any successor release) is not published or does not contain those prices on that business day, (A) the average of the Reference Treasury Dealer Quotations (as defined below) for the date fixed for redemption, or (B) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all of the Quotations.

         "Independent Investment Banker" means Citigroup Global Markets Inc. or its successor or, if such firm or its successor is unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers
(as

defined below) appointed by The Bank of New York, Trustee, after consultation with the Company.

         "Reference Treasury Dealer" means (1) Citigroup Global Markets Inc. and any other primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") designated by, and not affiliated with, Citigroup Global
Markets Inc. or its successors, provided, however, that if Citigroup Global Markets Inc. or any of its designees ceases to be a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute, and (2) any other Primary Treasury Dealer selected by the Company.

         "Reference Treasury Dealer Quotations" means, for each Reference Treasury Dealer and any date fixed for redemption, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the
Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the
Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m. on the third business day preceding the date fixed for redemption.

         If the Company elects to redeem fewer than all the Series 2003B Bonds, The Bank of New York, Trustee, will select the particular bonds to be redeemed on a pro rata basis, by lot or by such other method of random selection, if any, that
The Bank of New York, Trustee, deems fair and appropriate.

         Any notice of redemption, at the Company's option, may state that the redemption will be conditional upon receipt by the paying agent, on or prior to the date fixed for the redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on the Series 2003B Bonds to be redeemed and that if the money has not been so received, the notice will be of no force and effect and the Company will not be required to redeem this Bond.

         The Trust Indenture makes provision for a Special Trust Fund and permits the use of moneys therein for the purpose, among others, of redeeming or purchasing this Bond.

         If default shall be made in the payment of any installment of principal of or interest on this Bond or in the performance or observance of any of the covenants and agreements contained in the Trust Indenture, and such default shall continue as provided in the Trust Indenture, then the principal of this Bond may be declared and become due and payable as provided in the Trust Indenture.

         This Bond is transferable only on the books of the Company at any of the places designated above for the payment of the principal of and premium, if any, or interest on this Bond, or at such other agency or agencies as may be designated by the Company, by the registered owner or by an attorney of such owner duly authorized in writing, on surrender hereof properly endorsed, and upon such surrender hereof, and the payment of charges, a new registered bond or bonds of this series, of an equal aggregate

principal amount, will be issued to the transferee in lieu hereof, as provided in the Trust Indenture.

         The terms of the Trust Indenture may be modified as set forth in the Trust Indenture; provided, however, that, among other things, (a) the obligation of the Company to pay the principal of and premium, if any, and interest on all bonds outstanding under the Trust Indenture, as at the time in effect, shall continue unimpaired, (b) no modification shall give any of said bonds any preference over any other of said bonds, and (c) no modification shall authorize the creation of any lien prior to the lien of the Trust Indenture on any of the trust property.

         No recourse shall be had for the payment of the principal of and premium, if any, or interest on this Bond, or any part thereof, or for or on account of the consideration herefor, or for any claim based hereon, or otherwise in respect hereof, or of the Trust Indenture, against any past, present or future stockholder, officer or director of the
Company or of any predecessor or successor company, whether for amounts unpaid on stock subscriptions, or by virtue of any statue or constitution, or by the enforcement of any assessment or penalty, or because of any representation or inference arising from the capitalization of the Company or of such predecessor or successor company, or otherwise; all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly released.

         This Bond shall not be valid or obligatory for any purpose until it shall have been authenticated by the execution of the certificate of authentication hereon of The Bank of New York, Trustee, or its successor in trust.

         IN WITNESS WHEREOF, said Southern California Edison Company has caused this Bond to be executed in its name by its President or one of its Vice Presidents and its corporate seal to be hereto affixed and attested by its Secretary or one of its Assistant Secretaries, as of __________, 2003, such execution and attestation to be by manual or facsimile signatures.

                                                            SOUTHERN CALIFORNIA EDISON COMPANY

ATTEST: ______________________                              By: ___________________________
              Assistant Secretary                                      Vice President

                                                   Trustee's Certificate

         This is to certify that this Bond is one of the Bonds, of the series designated therein, described and referred to in the Trust Indenture within mentioned.

                                            THE BANK OF NEW YORK,
                                            TRUSTEE

                                            By _________________________________
                                                              Authorized Officer